UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report:  September 20, 2010
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HANCOCK FABRICS, INC.
 (Exact name of registrant as specified in its charter)

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Delaware	1-9482	64-0740905
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

One Fashion Way Baldwyn, Mississippi		38824
(Address of principal executive offices)		(Zip Code)

(662) 365-6000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, Hancock Fabrics, Inc. (the “Company”) appointed Susan van Benten to serve as its Senior Vice President, Merchandising.  Ms. van Benten, 55, has nearly thirty years of experience working in the home accessory retail industry including, most recently, serving as the Senior Vice President, General Merchandise of Books a Million since 2008 and serving as the Vice President/Divisional Merchandise Manager for Michaels Stores from 2005 to 2008.

The Company and Ms. van Benten entered into a letter agreement that sets forth the compensation and benefits that Ms. van Benten will receive.  Pursuant to the terms of such letter agreement, Ms. van Benten will receive an annual base salary of $200,000.  With respect to equity compensation, the Company granted Ms. van Benten (i) 25,000 shares of restricted common stock of the Company that will vest annually in 20% tranches, beginning on the first anniversary of the grant date, (ii) options to purchase 50,000 shares of common stock and (iii) options to purchase 17,720 shares of common stock under the Company’s Long Term Stock Plan.  Ms. van Benten will also be eligible to participate in the Company’s Short Term Incentive Plan.  As an inducement to join the Company, Ms. van Benten was paid a $10,000 signing bonus.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Item No.	Exhibit Index
10.1	Employment Letter Agreement with Susan van Benten

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

By	/s/ Robert W. Driskell
Robert W. Driskell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  September 21, 2010